UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 5, 2014

SMTP, Inc.

 (Exact name of registrant as specified in its charter)

Delaware	001-36280	05-0502529
(State or other jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Innovative Way, Suite 3330, Nashua, NH	03062
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: 877-705-9362

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07

Submission of Matters to a Vote of Security Holders.

The 2014 Annual Meeting of Stockholders (the “Annual Meeting”) of SMTP, Inc. (the “Company”) was held on Thursday, June 5, 2014. As of the close of business on April 28, 2014, the Company had outstanding 5,015,931 shares of common stock, of which 2,661,213 shares were represented at the meeting in person or by proxy. The matters voted upon and the final results of the voting were as follows:

1.	Election of Directors

Nominee	For	Withheld	Broker Non-votes
Semyon Dukach	2,661,213	0	0
Jonathan Strimling	2,661,213	0	0
John (Rens) Troost	2,661,213	0	0
Vadim Yasinovsky	2,661,213	0	0
David A. Buckel	2,661,213	0	0

2.	Proposal to approve the amendment to the 2010 Employee Stock Plan

For	Against	Abstain
2,661,213	0	0

3.	Proposal to Ratify the Appointment of McConnell & Jones, LLP

For	Against	Abstain
2,661,213	0	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMTP, INC.

By:	/s/ Jonathan M. Strimling
Jonathan M. Strimling,
Chief Executive Officer

Dated: June 5, 2014